Exhibit 99.1

BABCOCK & WILCOX ENTERPRISES, INC.

Unaudited CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND INFORMATION

On April 29, 2025, Babcock & Wilcox A/S (“BWAS”), a subsidiary of Babcock & Wilcox Enterprises, Inc. (the “Company”), sold a majority of its assets, including intellectual property, specific project contracts as well as related agreements with suppliers and certain tangible assets (the “Sale”), to Kanadevia Inova Denmark A/S.

As of December 31, 2024, we met all of the criteria for the assets and liabilities of BWAS to be accounted for as held for sale. Therefore, the financial and operating results of BWAS were not consolidated into the Company’s financial and operating results as of December 31, 2024, and the historical results and financial position of BWAS for all periods prior to the Sale have been reflected as discontinued operations in the Company’s financial information included in the Annual Report on Form 10-K for the year ended December 31, 2024, as well as the Company’s unaudited financial information included in this presentation.

BABCOCK & WILCOX ENTERPRISES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	For year ended December 31, 2024
	Company Historical	Divestiture Group
(in thousands, except per share amounts)	as Reported [1]	Pro Forma
Revenues	$717,333	$19,688
Costs and expenses:
Cost of operations	540,308	17,759
Selling, general and administrative expenses	141,476	5,399
Restructuring activities	1,296	766
Research and development costs	5,794	605
Impairment of goodwill and long-lived assets	3,729	-
(Gain) loss on asset disposals, net	(354)	374
Total costs and expenses	692,249	24,903
Operating income (loss)	25,084	(5,215)
Other (expense) income:
Interest expense	(46,146)	(2,139)
Interest income	814	91
Loss on debt extinguishment	(7,267)	-
Benefit plans, net	(31,937)	-
Foreign exchange	(109)	(2,310)
Other expense, net	(1,229)	(377)
Total other expense	(85,874)	(4,735)
Loss from continuing operations before income tax expense	(60,790)	(9,950)
Income tax expense	12,172	(2,747)
Loss from continuing operations	(72,962)	(7,203)
Income (loss) from discontinued operations, net of tax	13,183	-
Net loss	(59,779)	(7,203)
Net (loss) income attributable to non-controlling interest	(136)	-
Net loss attributable to stockholders	(59,915)	(7,203)
Less: Dividends on Series A preferred stock	14,859	-
Net loss attributable to stockholders of common stock	$(74,774)	$(7,203)

Basic and diluted loss per share
Continuing operations	$(0.96)
Discontinued operations	0.14
Basic and diluted loss per share	$(0.82)

1 Represents Continuing Operations which excludes the Volund business results and other Discontinued Operations.

BABCOCK & WILCOX ENTERPRISES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED DECEMBER 31, 2024

	As of December 31, 2024
	Company Historical	Divestiture Group
(in thousands, except per share amount)	as Reported [1]	Pro Forma
Cash and cash equivalents	$23,399	$2,200
Current restricted cash	94,167	-
Accounts receivable – trade, net	112,677	7,202
Contracts in progress	82,403	10,023
Inventories, net	108,899	2,365
Other current assets	25,096	371
Current assets held for sale	43,554	-
Total current assets	490,195	22,161
Net property, plant and equipment, and finance leases	69,593	124
Goodwill	82,138	-
Intangible assets, net	19,051	211
Right-of-use assets	32,789	1,358
Long-term restricted cash	10,042	-
Deferred tax assets	41	-
Other assets	23,148	243
Total assets	726,997	24,097

Accounts payable	101,025	5,980
Accrued employee benefits	4,859	518
Advance billings on contracts	58,478	5,855
Accrued warranty expense	3,446	845
Financing lease liabilities	1,644	-
Operating lease liabilities	3,550	288
Other accrued liabilities	35,958	190
Current borrowings	125,137	-
Current liabilities held for sale	54,396	-
Total current liabilities	388,493	13,676
Senior notes	340,227	-
Borrowings, net of current portion	8,556	-
Pension and other postretirement benefit liabilities	192,665	-
Finance lease liabilities, net of current portion	28,501	-
Operating lease liabilities, net of current portion	30,315	1,075
Deferred tax liability	11,028	-
Other noncurrent liabilities	10,374	-
Total liabilities	1,010,159	14,751
Stockholders' deficit:
Preferred stock, par value $0.01 per share, authorized shares of 20,000; issued and outstanding shares of 7,669 at both December 31, 2024 and 2023	77	-
Common stock, par value $0.01 per share, authorized shares of 500,000; issued and outstanding shares of 95,138 and 89,449 at December 31, 2024 and 2023, respectively	5,208	-
Capital in excess of par value	1,558,828	-
Treasury stock at cost, 2,379 and 2,139 shares at December 31, 2024 and 2023, respectively	(115,500)	-
Accumulated deficit	(1,645,716)	(21,428)
Accumulated other comprehensive (loss) income	(86,660)	30,774
Stockholders' deficit attributable to shareholders	(283,763)	9,346
Non-controlling interest	591	-
Total stockholders' deficit	(283,172)	9,346
Total liabilities and stockholders' deficit	$726,987	$24,097

1 Represents Continuing Operations which excludes the Volund business results and other Discontinued Operations.